EXHIBIT 23
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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Chattem, Inc. and subsidiaries and in the Company's Registration Statements on Form S-8 (Nos. 33-35386, 33-78524, 33-78922 and 33-61267), Form S-3 (Nos.
33-69961, 33-69397, 33-31113, 33-03091 and 33-85348) and Form S-4 (No. 33-53627)
of our report dated January 23, 2003, except for Note 14, as to which the date is February 21, 2003, included in the 2002 Annual Report to Shareholders of Chattem, Inc.

Our audits also included financial statement Schedule II for the years ended November 30, 2002 and 2001 of Chattem, Inc. and subsidiaries listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein. Financial statement Schedule II for the year ended November 30, 2000 listed in Item 15(a) was audited by other auditors who have ceased operations and whose report dated January 23, 2002, expressed an unqualified opinion on the schedule.





                                                               ERNST & YOUNG LLP

Chattanooga, Tennessee
February 21, 2003